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                                                                    EXHIBIT 23.5

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008

Members of the Board:

     We hereby consent to the inclusion of (i) our opinion letter, dated January 25, 1999, to the Board of Directors of Whitman Corporation (the "Company") as
Exhibit 23.5 to the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed transaction involving the Company and PepsiCo, Inc., and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY -- The
Transactions -- Opinion of Financial Advisor", "THE TRANSACTIONS -- Background of the Transactions", "THE TRANSACTIONS -- Reasons for the Transactions", "THE TRANSACTIONS -- Recommendation of the Whitman Board of Directors" and "THE TRANSACTIONS -- Opinion of Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      CREDIT SUISSE FIRST BOSTON CORPORATION
April 19, 1999